JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G, constituting Amendment No. 6 to the Schedule 13G filed on February 15, 2011 on behalf of Fox Paine International GP, Ltd., Fox Paine & Company, LLC, FP International LPH, L.P., Fox Paine Capital Co-Investors International GP, Ltd., Fox Paine Capital Fund II International, L.P., U.N. Holdings (Cayman) II, Ltd., U.N. Holdings (Cayman), Ltd., U.N. Co-Investment Fund I (Cayman), L.P., U.N. Co-Investment Fund III (Cayman), L.P., U.N. Co-Investment Fund V (Cayman), L.P., U.N. Co-Investment Fund VI (Cayman), L.P., U.N. Co-Investment Fund VIII (Cayman), L.P., Saul A. Fox, Mercury Assets Delaware, LLC, Benjerome Trust and Fox Paine Global, Inc. in respect of the Class A Ordinary Shares, par value $0.0001 per share, of Global Indemnity Limited (as successor issuer to Global Indemnity Plc), a Cayman Islands exempted company is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

February 14, 2017
Date

Fox Paine International GP, Ltd.
Fox Paine & Company, LLC
FP International LPH, L.P.
Fox Paine Capital Co-Investors International GP, Ltd.
Fox Paine Capital Fund II International, L.P.
U.N. Holdings (Cayman) II, Ltd.
U.N. Holdings (Cayman), Ltd.
U.N. Co-Investment Fund I (Cayman), L.P.
U.N. Co-Investment Fund III (Cayman), L.P.
U.N. Co-Investment Fund V (Cayman), L.P.
U.N. Co-Investment Fund VI (Cayman), L.P.
U.N. Co-Investment Fund VIII (Cayman), L.P.
Saul A. Fox
Mercury Assets Delaware, LLC
Benjerome Trust
Fox Paine Global, Inc.

By:	/s/Saul A. Fox
Name:	Saul A. Fox
Title:	Authorized Signatory